Exhibit 5.1

[VENABLE LLP LETTERHEAD]

February 12, 2021

Huntington Bancshares Incorporated
41 South High Street
Columbus, Ohio 43287

Re:          Registration Statement on Form S-4 (File No. 333-252517)

Ladies and Gentlemen:

We have served as Maryland counsel to Huntington Bancshares Incorporated, a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the registration by the Company of up to (a) 473,241,280 shares (the “Common Shares”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”) and (b) 7,000,000 depositary shares (the “Depositary Shares”), collectively representing 7,000 shares of 5.70% Series I Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share, of the Company (the “Series I Shares” and, together with the Common Shares, the “Shares”) to be issued by the Company in connection with the merger (the “Merger”) of TCF Financial Corporation, a Delaware corporation (“TCF Financial”), with and into the Company, pursuant to the Agreement and Plan of Merger, dated as of December 13, 2020 (the “Merger Agreement”), by and between the Company and TCF Financial.  The Shares are covered by the above referenced Registration Statement on Form S-4, and all amendments thereto (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.          The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

2.          The form of Articles of Amendment (the “Articles of Amendment”) increasing the number of authorized shares of Common Stock from 1,500,000,000 shares of Common Stock to 2,250,000,000 shares of Common Stock (the “Charter Amendment”), certified as of the date hereof by an officer of the Company;

3.          The form of Articles Supplementary (the “Articles Supplementary”) classifying and designating the terms of the Series I Shares, certified as of the date hereof by an officer of the Company;

4.          The Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company;

Huntington Bancshares Incorporated
February 12, 2021

5.          A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

6.          Resolutions adopted by the Board of Directors of the Company, and a duly authorized committee thereof, relating to, among other matters, the approval of the Merger Agreement, the Merger, the Charter Amendment, the Articles Supplementary and the issuance of the Depositary Shares and the Shares (the “Resolutions”), certified as of the date hereof by an officer of the Company;

7.          The Merger Agreement;

8.          The Deposit Agreement, dated as of the date hereof (the “Deposit Agreement”), by and among TCF Financial Corporation, Computershare Inc., Computershare Trust Company, N.A. and the holders from time to time of the depositary receipts described therein, as amended by the First Amendment to the Deposit Agreement, effective as of August 1, 2019, by and among Chemical Financial Corporation, TCF Financial, Computershare, Inc. and Computershare Trust Company, N.A.;

9.          A certificate executed by an officer of the Company, dated as of the date hereof;

10.          The Registration Statement and the related form of joint proxy statement/prospectus included therein, in the form in which it was transmitted to the Commission under the 1933 Act;

11.          Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.          Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.          Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.          Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

Huntington Bancshares Incorporated
February 12, 2021

4.          All Documents submitted to us as originals are authentic.  The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered.  All Documents submitted to us as certified or photostatic copies conform to the original documents.  All signatures on all Documents are genuine.  All public records reviewed or relied upon by us or on our behalf are true and complete.  All representations, warranties, statements and information contained in the Documents are true and complete.  There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.          Prior to the issuance of any of the Shares, the Merger and the Articles of Amendment will be duly approved by all necessary corporate action on the part of the stockholders of the Company (the “Stockholder Approval”).

6.          Prior to the issuance of any of the Shares, each of the Charter Amendment as contemplated by the Articles of Amendment, the Articles Supplementary and Articles of Merger will be filed with, and accepted for record by, the SDAT (the “SDAT Filings” and, together with the Stockholder Approval, the “Corporate Proceedings”).

7.          Upon the issuance of any of the Common Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter, as amended by the Articles of Amendment.

8.          Upon the issuance of any of the Series I Shares, the total number of shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), of the Company issued and outstanding will not exceed the total number of shares of Preferred Stock that the Company is then authorized to issue under the Charter, as amended by the Articles of Amendment and as supplemented by the Articles Supplementary.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.          The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.          The issuance of the Shares has been duly authorized and, when and if issued in connection with the Merger in accordance with the Registration Statement, the Resolutions, the Merger Agreement and the Corporate Proceedings, the Shares will be validly issued, fully paid and nonassessable.

3.          The issuance of the Depositary Shares has been duly authorized.

Huntington Bancshares Incorporated
February 12, 2021

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning federal law or any other state law.  We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers.  To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.  The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein.  We also consent to Wachtell, Lipton, Rosen & Katz relying on this opinion letter. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP